Exhibit (h)(d)(11)

SCHEDULE A

TO

EXPENSE LIMITATION AGREEMENT DATED MAY 1, 2007

OPERATING EXPENSE LIMITS

Maximum Operating Expense Limit (as a Percentage of average net assets)
Small-Cap Growth Portfolio	0.10%
International Value Portfolio	0.10%
Long/Short Large-Cap Portfolio	0.10%
International Small-Cap Portfolio	0.10%
Equity Index Portfolio	0.10%
Mid-Cap Value Portfolio	0.10%
Small-Cap Index Portfolio	0.10%
Dividend Growth Portfolio	0.10%
American Funds Asset Allocation Portfolio (applies to feeder fund expenses only)	0.10%
American Funds Growth-Income Portfolio (applies to feeder fund expenses only)	0.10%
American Funds Growth Portfolio (applies to feeder fund expenses only)	0.10%
Large-Cap Value Portfolio	0.10%
Technology Portfolio	0.10%
Short Duration Bond Portfolio	0.10%
Floating Rate Loan Portfolio	0.10%
Diversified Bond Portfolio	0.10%
Growth Portfolio	0.10%
Focused Growth Portfolio	0.10%
Health Sciences Portfolio	0.10%
Mid-Cap Equity Portfolio	0.10%
Large-Cap Growth Portfolio	0.10%
International Large-Cap Portfolio	0.10%
Small-Cap Value Portfolio	0.10%
Main Street Core Portfolio	0.10%
Emerging Markets Portfolio	0.10%
Managed Bond Portfolio	0.10%
Inflation Managed Portfolio	0.10%
High Yield Bond Portfolio	0.10%
Comstock Portfolio	0.10%
Mid-Cap Growth Portfolio	0.10%
Real Estate Portfolio	0.10%
Small-Cap Equity Portfolio	0.10%
Inflation Strategy Portfolio	0.10%
Emerging Markets Debt Portfolio	0.10%
Floating Rate Income Portfolio	0.10%
Currency Strategies Portfolio	0.10%
Global Absolute Return Portfolio	0.10%
Precious Metals Portfolio	0.10%
Value Advantage Portfolio	0.10%
Core Income Portfolio	0.10%

Signature page to Pacific Select Fund Schedule A Operating Expense Limits, effective April 27, 2015 Page 2 of 2

Effective: April 27, 2015

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year provided above for the Amendment.

PACIFIC SELECT FUND

By:	/s/ Howard T. Hirakawa	By:	/s/ Laurene E. MacElwee
Name:	Howard T. Hirakawa	Name:	Laurene E. MacElwee
Title:	Senior Vice President	Title:	VP & Assistant Secretary

PACIFIC LIFE FUND ADVISORS LLC

By:	/s/ Howard T. Hirakawa	By:	/s/ Laurene E. MacElwee
Name:	Howard T. Hirakawa	Name:	Laurene E. MacElwee
Title:	SVP, Fund Advisor Operations	Title:	VP & Assistant Secretary